SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 4, 2007


                                BEXIL CORPORATION
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

        Maryland                      001-12233                13-3907058
----------------------------   -----------------------     ---------------------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)


                   11 Hanover Square  New York, NY               10005
               (Address of Principal Executive Offices)        (ZIP Code)


       Registrant's telephone number, including area code: 1-212-785-0400


                                 Not Applicable
                -------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.02. Results of Operations and Financial Conditions.

     On April 4, 2007, Bexil Corporation (the "Company") issued a press release announcing financial results for the year ended December 31, 2006. A copy of the December 31, 2006 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The information contained in this report on Form 8-K (including the exhibit) is being furnished pursuant to Item 5 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exihibits.

          (c)  Exhibits.


               Exhibit No.   Description of Exhibit
               ==========    ==================================================
                    99.1     Press Release announcing its financial results for
                             the year ended December 31, 2006.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BEXIL CORPORATION


Date:     April 4, 2007                         /s/ Thomas O'Malley
                                                ---------------------
                                                    Thomas O'Malley
                                                    Chief Financial Officer

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                                  EXHIBIT INDEX
                                  -------------

Exhibit Number                              Exhibit Description
--------------                              -------------------

     99.1                           Press Release announcing its financial
                                  results for the year ended December 31, 2006.

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NEWS RELEASE                                                          AMEX: BXL
FOR IMMEDIATE RELEASE                                           CUSIP 088577101


BEXIL CORPORATION ANNOUNCES 2006 FINANCIAL RESULTS

NEW YORK - Bexil Corporation (AMEX: BXL) today reported its financial results for the year ended December 31, 2006.

2006 FINANCIAL RESULTS

On April 28, 2006, we consummated the sale of our fifty percent interest in York to a newly formed entity controlled by a private equity fund and certain other investors for approximately $39 million in cash and realized a gain of approximately $37.5 million before income taxes on such sale. Our net income was $22,301,533 or $24.23 per share on a diluted basis in 2006 compared to net income of $1,400,222 or $1.59 per share on a diluted basis in 2005.

Our primary source of revenue since the sale of York has been from interest and dividend income earned from U.S. Treasury securities and money market funds. Revenue decreased $167,000 for the year ended December 31, 2006, compared to 2005, due to the decrease in consulting fees earned from York as a result of the sale of our fifty percent interest in York. Total expenses increased approximately $1,100,000 for the year ended December 31, 2006, compared to 2005. Other income increased approximately $39,000,000 for the year ended December 31, 2006, compared to 2005 due to the gain from the sale of our fifty percent interest in York of approximately $37,500,000 and an increase in interest and dividend income of approximately $1,500,000.

At December 31, 2006, we had positive working capital of $37,739,552, total assets of $38,071,710, no long-term debt, and shareholders' equity of $37,864,881.

BUSINESS OVERVIEW. Since the sale of the York shares, we has been operating to acquire and/or develop one or more businesses. There are no limits on the types of businesses or fields in which we may devote our assets. We have no plans to dissolve and liquidate the Company. We are currently engaged in the business of evaluating opportunities to develop and acquire long-term acute care hospitals.

The Company's acquisition parameters for a public company and private business are

     o    A proven track record with demonstrated earning power.

     o    Sales between $10 million and $50 million.

     o    A seasoned business with solid customer relations.

     o    Good return (at least 15%) on equity, little or no debt.

     o    Solid management must remain. Audited financials required.

     o    Particularly interested in a "spin-off" from a larger company.

We generally are not interested in acquiring (but we may develop) start-ups, turnarounds, or high tech. We will sign a confidentiality agreement and will protect broker's sell agreements. If the seller quotes a price, we will respond promptly.

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ABOUT BEXIL CORPORATION
Bexil is a holding company. Bexil's 10-KSB for the year ended December 31, 2006 may be accessed at www.sec.gov and at www.bexil.com. More information about Bexil may be found at www.bexil.com. Approximately 25% of Bexil's shares are owned by Winmill & Co. Incorporated (OTC: WNMLA), which is engaged through subsidiaries in stock market and gold investing through its investment management of equity and gold mutual funds.

SAFE HARBOR NOTE
Certain of the statements and predictions contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, any statements, projections or estimates that include or reference the words "believes," "intends," "anticipates," "plans," "expects," "will," or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. More information on potential risks and uncertainties is available in the Company's recent filings with the Securities and Exchange Commission, including its Form 10-KSB, quarterly Form 10-QSB reports and Forms 8-K.

Contact:          Thomas O'Malley
                  Chief Financial Officer
                  1-212-785-0400, ext. 267
                  tomalley@bexil.com
                  www.bexil.com

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